SCHEDULE 13G

CUSIP No. 863685 103

EXHIBIT 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: July 30, 2021

Meaningful Protein, LLC

By: Meaningful Partners SPV Investments LLC, its General Partner

By:	/s/ Jacob Capps
	Name:	Jacob Capps
	Title:	Manager

Meaningful Partners SPV Investments LLC

By:	/s/ Jacob Capps
	Name:	Jacob Capps
	Title:	Manager

Jacob Capps

/s/ Jacob Capps
Jacob Capps